EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Wyman Park Bancorporation, Inc.
11 West Ridgely Road
Lutherville, Maryland  21093

     We consent to the incorporation by reference in the registration statement of Wyman Park Bancorporation, Inc. on Forms S-8 (File Nos. 333-74235 and 333-74249) of our report dated July 24, 1998, on our audits of the consolidated financial statements of Wyman Park Bancorporation, Inc. as of June 30, 1998, and for the year ended June 30, 1999, which report is included in this Form 10-KSB.

/s/ Anderson Associates LLP

Anderson Associates LLP

Baltimore, Maryland
September 24, 1999